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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 7, 2002
                                                         ----------------


                               GENAERA CORPORATION
                 (Exact Name of Registrant Specified in Charter)


       Delaware                      0-19651                   13-3445668
       --------                      -------                   ----------
    (State or Other              (Commission File           (I.R.S. Employer
    Jurisdiction of                   Number)              Identification No.)
    Incorporation)





            5110 Campus Drive
           Plymouth Meeting, PA                                   19462
  ----------------------------------------                   --------------
  (Address of Principal Executive Offices)                     (Zip Code)





       Registrant's telephone number, including area code: (610) 941-4020
                                                           ---------------




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


ITEM 5.  OTHER EVENTS.


The registrant hereby incorporates by reference the press release dated November 1, 2002 attached hereto as Exhibit 99.1 ("Genaera Announces Third Quarter 2002 Financial Results").


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)      Exhibits


         Exhibit
         Number            Description
         ------            -----------

          99.1 Press Release - Genaera Announces Third Quarter 2002 Financial Results.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 GENAERA CORPORATION
                                    (Registrant)


                                 By: /s/  Christopher P. Schnittker
                                     ----------------------------------------
                                     Christopher P. Schnittker
                                     Vice President and Chief Financial Officer


Dated:  November 7, 2002

                                  EXHIBIT INDEX

         Exhibit
         Number         Description
         ------         -----------

          99.1 Press Release - Genaera Announces Third Quarter 2002 Financial Results.

                                                                  EXHIBIT 99.1

[GENAERA LOGO]


                                                          FOR IMMEDIATE RELEASE
CONTACT:

GENAERA CORPORATION               THE TROUT GROUP/BMC COMMUNICATIONS
Jennifer Bilotti                  Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020                    Brad Miles ext. 17 (media inquiries)
www.genaera.com                   (212) 477-9007
---------------

             GENAERA ANNOUNCES THIRD QUARTER 2002 FINANCIAL RESULTS

PLYMOUTH MEETING, PA -- NOVEMBER 7, 2002 -- Genaera Corporation (NASDAQ: GENR) today announced its financial results for the three and nine months ended September 30, 2002. The net loss applicable to common shareholders for the three months ended September 30, 2002 was $2,988,000, or $(0.08) per share, as compared to $3,768,000, or $(0.11) per share, for the three months ended September 30, 2001. The net loss applicable to common shareholders for the nine months ended September 30, 2002 was $10,389,000, or $(0.30) per share, as compared to a net loss of $9,495,000, or $(0.29) per share, for the nine months ended September 30, 2001.

Revenues for the three and nine months ended September 30, 2002 were $349,000 and $1,202,000, respectively, resulting from the interleukin-9 (IL-9) antibody Collaboration and License Agreement dated April 19, 2001 with MedImmune, Inc. The Company expects to recognize at least $300,000 in revenues per quarter through April 2003 as a result of this agreement.

Genaera's research and development expenses decreased in the three-month period ended September 30, 2002, as compared to the same period in 2001, from $3,601,000 in 2001 to $2,686,000 in 2002, due to the absence of squalamine manufacturing efforts and trodulamine development efforts. These reductions were partially offset by the one-time $500,000 accrual of severance and related costs associated with the realignment of operations in August 2002. Genaera's research and development expenses increased in the nine-month period ended September 30, 2002, as compared to the same period in 2001, from $8,156,000 in 2001 to $9,234,000 in 2002, due to increases in personnel and related costs associated with the Company's research programs, along with the one-time $500,000 accrual of severance and related costs associated with the realignment of operations in August 2002.

Genaera's general and administrative expenses decreased in the three-month period ended September 30, 2002, as compared to the same period in 2001, to $657,000 from $755,00, due principally to decreases in G&A personnel. Genaera's general and administrative expenses decreased only slightly in the nine-month period ended September 30, 2002, as compared to the same period in 2001, to $2,395,000 from $2,478,000.

Genaera's cash and investments balance at September 30, 2002 was $11,941,000.

The Company also announced that in connection with a career change, Michael R. Dougherty is stepping down as Chairman of Genaera, while remaining a member of the Company's Board of Directors. "I would like to thank Michael Dougherty for his valuable leadership for our company over many years, most recently as Chairman. We are pleased that he will continue to be actively involved with Genaera's future," commented Roy C. Levitt, MD, President and Chief Executive Officer. "The third quarter was highlighted by a realignment of our operations, as a direct result of our decision to further concentrate our investment and internal efforts on our two most advanced clinical development programs, squalamine and LOMUCIN(TM). We announced that our development plan for squalamine has been revised. We will proceed with our ongoing phase 2b non-small cell lung cancer study, and have begun our first `wet' macular degeneration study. Program specific funding for our first phase 2 study in prostate cancer was recently awarded on a competitive basis by the US Government to take place at the University of Chicago. For LOMUCIN(TM), we have reported positive results from our chronic asthma study, and commenced our initial phase 2 clinical trial in cystic fibrosis last month. This study in Ireland is supported by a grant from the Cystic Fibrosis Foundation. Our focus is to deliver meaningful data in these ongoing phase 2 clinical trials, while supporting our MedImmune alliance for IL-9 antibody development. Together with our cost containment efforts, we will pursue business development opportunities on our programs, as well as evaluate strategic transactions that will facilitate growth and increase stockholder value."

Ongoing cost containment is being managed to allow our current cash and investment balance to fund operations through end of year 2003. In concert with these cost containment efforts, David Jarosz, Executive Vice President and Chief Business Officer, will transition to being a consultant for the Company. In addition, the Company severed 11 employees, primarily impacting preclinical and nonclinical development scientific staff. All of the employees affected by the workforce reduction will be offered severance and outplacement support. The Company anticipates recording a nonrecurring charge of approximately $320,000 in the fourth quarter of 2002.

At 10:30 a.m. EST, as part of the Company's efforts to ensure full disclosure, Genaera will webcast a conference call hosted by Roy C. Levitt. Those who wish to participate in the conference call may telephone (800) 233-2795 approximately 10 minutes before the start time. An audio replay (Conference ID: Genaera) will be available by telephone until Thursday, November 14, 2002 at (800) 945-0804 toll free in the United States or (402) 220-0667 for international callers. To access the live call or the archive via the Internet, please log onto http://www.vcall.com/EventPage.asp?ID=82491. Please connect to the site prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast.

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for cancer and eye disease; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN(TM), a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the preliminary results and future clinical development plans and prospects for squalamine (for lung cancer, prostate cancer and in other indications), the IL-9 antibody program, the small molecule mucoregulator program, and trodulamine. You may identify some of these forward looking-statements by the use of words in the statements such as "anticipate," "develop," "continuing," and "progress," or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates, including squalamine and LOMUCIN(TM), may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.


                                                   GENAERA CORPORATION
                                            CONDENSED STATEMENT OF OPERATIONS
                                                      (unaudited)
                                      (amounts in thousands, except per share data)

                                                    THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                       SEPTEMBER 30,                        SEPTEMBER 30,
                                                  ------------------------         -----------------------------

                                                      2002          2001                  2002           2001
                                                      ----          ----                  ----           ----

REVENUES                                       $       349   $       455          $      1,202   $        705
                                              ------------  ------------          -------------- ------------

COSTS AND EXPENSES
   Research and development                          2,686         3,601                 9,234          8,156
   General and administrative                          657           755                 2,395          2,478
                                              ------------  ------------          ------------   ------------
                                                     3,343         4,356                11,629         10,634
                                              ------------  ------------          ------------   ------------

LOSS FROM OPERATIONS                                (2,994)       (3,901)              (10,427)        (9,929)

INTEREST INCOME                                         61           197                   214            713

INTEREST EXPENSE                                       (36)          (44)                 (122)          (197)
                                              ------------  ------------          ------------   ------------

                                                        25            153                   92            516
                                              ------------  ------------          ------------  -------------

NET LOSS                                            (2,969)       (3,748)              (10,335)        (9,413)
DIVIDENDS ON PREFERRED STOCK                            19            20                    54             82
                                              ------------  ------------          ------------  -------------

NET LOSS APPLICABLE TO COMMON
STOCKHOLDERS                                       $(2,988)      $(3,768)             $(10,389)       $(9,495)
                                              ============  ============          ============   ============

NET LOSSES APPLICABLE TO COMMON STOCKHOLDERS
   PER SHARE - BASIC AND DILUTED                  $  (0.08)     $  (0.11)             $  (0.30)      $  (0.29)
                                              ============  ============          ============   ============

WEIGHTED AVERAGE SHARES OUTSTANDING -
   BASIC AND DILUTED                                35,652        32,841                34,634         32,660
                                              ============  ============          ============   ============



                            CONDENSED BALANCE SHEETS
                                   (unaudited)
                             (amounts in thousands)

                                           SEPTEMBER 30, 2002  DECEMBER 31, 2001
                                           ------------------  -----------------

CASH AND INVESTMENTS .......................     $11,941             $16,078
PREPAID EXPENSES AND OTHER CURRENT ASSETS ..         302                 218
FIXED ASSETS, NET ..........................       1,554               1,456
OTHER ASSETS ...............................          64                  64
                                                 -------             -------
     TOTAL ASSETS ..........................     $13,861             $17,816
                                                 =======             =======

CURRENT LIABILITIES ........................     $ 4,734             $ 5,583
LONG-TERM LIABILITIES ......................       1,699               1,579
REDEEMABLE CONVERTIBLE PREFERRED STOCK .....       1,098               1,044
STOCKHOLDERS' EQUITY .......................       6,330               9,610
                                                 -------             -------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $13,861             $17,816
                                                 =======             =======
